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                                                                  Exhibit (a)(4)

                          Offer to Purchase for Cash
                         All of the Outstanding Shares
          of $3.52 Cumulative Exchangeable Redeemable Preferred Stock
                                      of
                   Supermarkets General Holdings Corporation
                                      at
                             $38.25 Net Per Share
                                      by
                            Ahold Acquisition, Inc.
                    An Indirect Wholly-Owned Subsidiary of
                            Koninklijke Ahold N.V.
                                 (Royal Ahold)


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON FRIDAY, APRIL 9, 1999 UNLESS THE OFFER IS EXTENDED.


                                                                 March 15, 1999

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated March 15, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") relating to the offer by Ahold Acquisition, Inc., a Delaware corporation (the "Purchaser") and an indirect wholly-owned subsidiary of Koninklijke Ahold N.V. (Royal Ahold), a public company with limited liability incorporated under the laws of The Netherlands with its corporate seat in Zaandam (Municipality Zaanstad), The Netherlands (the "Parent"), to purchase all of the issued and outstanding shares of the $3.52 Cumulative Exchangeable Redeemable Preferred Stock, par value $0.01 per share (the "Shares"), of Supermarkets General Holdings Corporation, a Delaware corporation (the "Company"), at a price of $38.25 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. Holders of Shares whose certificates evidencing such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to Citibank, N.A., as depositary (the "Depositary"), or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3--"Procedures for Tendering Shares" of the Offer to Purchase.

  We are (or our nominee is) the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

  Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.
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  Please note the following:

    1. The tender price is $38.25 per Share, net to the seller in cash, without interest thereon, as set forth in the Introduction to the Offer to Purchase.

    2. The Offer is subject to there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares which, together with Shares previously acquired by Parent, any direct or indirect subsidiary of Parent (including the Purchaser), the Company or any direct or indirect subsidiary of the Company, represent at least 66 2/3% percent of the Shares issued and outstanding on a fully diluted basis and certain other conditions. See the Introduction and Section 1--"Terms of the Offer" and Section 14-- "Conditions of the Offer" of the Offer to Purchase.

    3. The Offer is being made for all of the issued and outstanding Shares.

    4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 9 of the Letter of Transmittal.

    5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, April 9, 1999 unless the Offer is extended.

    6. The Board of Directors of the Company (two members of which were elected by the holders of the Shares, voting as a separate class) has unanimously determined that each of the Offer and the subsequent merger of the Company with and into SMG-II Holdings Corporation is fair to, and in the best interests of, the holders of the Shares and unanimously recommends that the holders of the Shares accept the Offer and tender their Shares pursuant to the Offer.

    7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (the "Share Certificates"), along with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), including any required signature guarantees, or (ii) if such Shares are held in book-entry form, timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, along with an Agent's Message (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3--"Procedures for Tendering Shares" of the Offer to Purchase, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Share Certificates are actually received by the Depositary.

  If you wish to have us tender any or all of the Shares held by us for your account please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

  The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statue. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Goldman, Sachs & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                       Instructions with Respect to the
                          Offer to Purchase for Cash
                         All of the Outstanding Shares
          of $3.52 Cumulative Exchangeable Redeemable Preferred Stock

                                      of

                   Supermarkets General Holdings Corporation

  The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated March 15, 1999, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") in connection with the offer by Ahold Acquisition, Inc., a Delaware corporation (the "Purchaser") and an indirect wholly-owned subsidiary of Koninklijke Ahold N.V. (Royal Ahold), a public company with limited liability incorporated under the laws of The Netherlands with its corporate seat in Zaandam (Municipality Zaanstad), The Netherlands (the "Parent"), to purchase all outstanding shares of the $3.52 Cummulative Exchangeable Redeemable Preferred Stock, par value $0.01 per share (the "'Shares"), of Supermarkets General Holdings Corporation, a Delaware corporation.

  This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


     Number of Shares to be Tendered*:
                                     ----------------------------------

     Date:
            ----------------------------------------------------------

                                SIGN HERE

     Signature(s):
                  ----------------------------------------------------

     Print Name(s):
                    ---------------------------------------------------

     Print Address(es):
                       ------------------------------------------------

     Area Code and Telephone Number(s):
                                       --------------------------------

     Taxpayer Identification or Social Security Number(s):
                                                  ---------------------


* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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